Exhibit 10.1
CoroWare, Inc.
2013 Stock Incentive Plan

This 2013 Stock Incentive Plan (the "Plan") is made as of the 21st day of January 2013, by CoroWare, Inc., a Delaware corporation (the "Company"), for the Company's employees and consultants ("the Recipients").

RECITALS:
The Company desires under agreement to grant compensation to Recipients, in exchange for services provided to the Company, in the form of shares of the Company's Common Stock (the "Common Stock"), pursuant to the provisions set forth herein;

1. Grant of Shares. The Company shall grant to the Recipients from time to time the following shares of the Company's Stock (the "Shares"):

CLASS OF STOCK	NUMBER OF SHARES

Common Shares	50,000,000

2. Services. Recipients shall provide bona fide services to the Company not in connection with capital-raising, promotional or investor relations activities. Recipients shall provide bona fide services to the Company which do not relate directly or indirectly to promotion or maintenance of a market in the Company’s Common Shares.

3. Compensation. Recipients' compensation is the Shares identified herein. Recipients are responsible for all income taxes.

4. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares will be registered on Form S-8 Registration Statement dated on or about January 22, 2013.

5. Delivery of Shares. The Company shall deliver to the Recipients such shares for services pursuant to written agreements for services between the Company and each Recipient.

6. Adjustments.  If the then outstanding shares of Common Shares are increased, decreased, changed or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, then an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares or securities as to which Shares may be granted under this Plan. A corresponding adjustment changing the number and kind of shares or securities allocated to Shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.

7. Waiver. No waiver is enforceable unless in writing and signed by such waiving party and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

8. This Plan may be amended from time to time by the Company's Board of Directors.

9. Governing Law. This Plan shall be governed by the laws of the State of Delaware.

10. Assignment and Binding Effect. Neither this Plan nor any of the rights, interests or obligations hereunder shall be assigned by any Recipient hereto without the prior written consent of the Company's Board of Directors, except as otherwise provided herein.

11. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

12. Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

13. Legal Representation. Each party has been represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party.

14. Construction. Each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

15. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

16. Handwritten Provisions. Any handwritten provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

17. Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs, and expenses incurred by each such party incident to this Plan.

18. Consents and Authorizations. By the execution herein below, each party (i) acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein; and (ii) acknowledges the receipt of an executed copy hereof, and made a part hereof by this reference.

19. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, and references in the singular shall be construed to include the plural and vice-versa.

The undersigned representing sufficient voting power of the Board of Directors of the Corporation have duly approved this Plan on January 21, 2013.

/s/ Lloyd T. Spencer
Lloyd T. Spencer

/s/ Martin Nielson
Martin Nielson

/s/ John Kroon
John Kroon